UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2011

CHINA VANTAGEPOINT ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54269	98-0677690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Brickell Avenue, #617 Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 981-6888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 25, 2011, the initial public offering (“IPO”) of 2,750,000 units (the “Units”) of China VantagePoint Acquisition Company (the “Company”) was consummated.  Each Unit issued in the IPO consists of one subunit and one-half of a warrant.  Each subunit consists of one ordinary share, par value $0.001 per share, and one-half of a warrant. Each whole warrant entitles the holder to purchase one ordinary share at an exercise price of $5.00 per share. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $16,500,000.  Simultaneous with the consummation of the IPO, the Company also completed an offering of 2,642,856 warrants to the Company’s directors, EarlyBirdCapital, Inc. and other third party purchasers generating gross proceeds of approximately $925,000. The audited balance sheet as of February 25, 2011 reflecting receipt of the proceeds of the IPO and the warrant offering is included as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release announcing the consummation of the IPO is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

 (c)           Exhibits:

Exhibit No.                      Description

99.1           Audited Balance Sheet.

99.2           Press release dated February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2011	CHINA VANTAGEPOINT ACQUISITION COMPANY

	By:	/s/ Wei Li
Name: Wei Li
Title: Chief Executive Officer